Exhibit 99.1

PRESS RELEASE
May 6, 2021

Adient reports solid second quarter 2021 financial results despite a turbulent production environment

Transformational change to the company's capital structure underway, underpinned by accelerated debt repayment

- Q2 GAAP net income and EPS diluted of $69M and $0.72, respectively; Q2 Adj.-EPS diluted of $1.15
- Q2 Adj.-EBITDA of $303M, up $92M y-o-y; Adj.-EBITDA margin of 7.9 %, up 190 bps y-o-y
- Cash and cash equivalents of $984M at March 31, 2021 (cash used during the quarter to voluntarily pay down debt totaled ~$700M)
- Subsequent to the quarter, Adient amended and extended its Term Loan B and exercised an early redemption option on the company's 7.00 % senior first lien notes due 2026
- Adient reaffirms FY21 Adj.-EBITDA of between $1.0B and $1.1B; increased macro pressures (rising commodity prices and lower volumes) combined with phasing of normal business drivers (i.e., commercial settlements and engineering spend) expected to weigh on second-half Adj.-EBITDA

FY 2021 Q2 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,819M**	**$230M**	**$69M**	**$0.72**
vs. Q2 20	8.8 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$221M**	**$303M**	**$110M**	**$1.15**
vs. Q2 20	56 %	44 %	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

ADIENT'S Q2 RESULTS DEMONSTRATE RESILIENCY IN A TURBULENT PRODUCTION ENVIRONMENT

Adient actively managed through numerous unplanned vehicle production stoppages at a number of its customers (primarily related to semiconductor and petrochemical supply chain disruptions), which lessened their negative impact on Adient's Q2 FY21 results. Adient's Q2 FY21 Adj.-EBITDA totaled $303M, up $92M y-o-y. Adj.-EBITDA and margin excluding equity income was $250M and 6.5 %, respectively (up $49M and 80 bps y-o-y).

ANNOUNCED STRATEGIC TRANSFORMATION IN CHINA

Successful execution of Adient's strategic transformation in China should enable the company to drive its strategy in China independently. This is expected to result in a variety of benefits, including capturing growth in profitable and expanding segments; improving the integration of the company's China operations; and allowing for more certain value realization relative to status quo, where cash and value are generated from dividends at entities not in Adient's control. Full announcement released on March 12, 2021, can be found **here**.

EXECUTING TRANSFORMATIONAL CHANGE TO ADIENT'S CAPITAL STRUCTURE

Executing the company's strategic transformation in China (anticipated after-tax proceeds of ~$1.4B, based on USD to RMB exchange rate as of 3/10/21), coupled with cash on the balance sheet and improved business performance, provide a unique opportunity for Adient to make a transformational change to its capital structure. During the quarter, Adient successfully completed a tender offer for $640M in aggregate principal of its 7.00 % senior first lien notes due 2026 (aggregate cash paid for the validly tendered notes, including accrued and unpaid interest, totaled ~$701.6M). Subsequent to the quarter, Adient exercised an early redemption option on $80M in principal of the $160M in principal remaining of its 7.00 % senior first lien notes due 2026.

In addition, following quarter end, the company successfully amended and extended its Term Loan B. The amendment, among other changes, extends the maturity date of the loans outstanding to April 8, 2028; reduces the interest rate to Libor+350 (previously Libor+425); and establishes incremental term loans in aggregate principal of $214M, resulting in total loans outstanding of $1.0B.

"The solid results announced today build on the momentum established in prior quarters and demonstrate Adient's continued resilience. These results, combined with operational improvements and the execution of previously announced strategic actions, point to a bright future for the company."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 21	Q2 20	**Q2 21**	Q2 20	**Q2 21**	Q2 20
$64M	$106M	**$141M**	$62M	**$121M**	$63M

Americas: For the quarter, the y-o-y decline was driven by temporary operating inefficiencies (which resulted from supply chain disruptions) combined with the reversal of temporary benefits recognized in Q2 FY20 and other employee compensation measures. The negative influences were partially offset by improved volume and mix.

EMEA: For the quarter, positive business performance — which included various commercial settlements, continued improvement in the Metals business, and lower launch costs and ops waste — combined with lower SG&A costs, drove the y-o-y improvement. The positive benefits were partially offset by temporary operating inefficiencies resulting from supply chain disruptions and, to a lesser extent, net commodity price increases.

Asia: For the quarter, increased equity income, which benefited from improved volume and mix in China, combined with improvements in business performance — such as lower launch costs, L&OH efficiencies and reduced freight — drove the y-o-y improvement. The positive benefits were partially offset by certain commercial benefits recognized in Q2 FY20 that did not repeat.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 21*	YTD 20*
OPERATING CASH FLOW	**$140M**	$183M
CAPITAL EXPENDITURES	**$(126)M**	$(185)M
FREE CASH FLOW	**$14M**	$(2)M

	03/31/21	09/30/20
CASH & CASH EQUIVALENTS	**$984M**	$1,692M
TOTAL DEBT	**$3,668M**	$4,307M
NET DEBT	**$2,684M**	$2,615M

*Free Cash Flow Q2 FY21 of $(146)M, Q2 FY20 of $(150)M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q2 KEY OPERATING METRICS

		Q2 21	**Q2 20**	
SALES	CONSOLIDATED	**$3,819M**	$3,511M	In line with internal expectations; the benefit of increased volume and mix was partially offset by portfolio adjustments executed in FY20 totaling $32M
SALES	UNCONSOLIDATED	**$2,194M**	$1,214M	Increase in unconsolidated revenues due to improved volume and mix in China (Q2 FY20 volume significantly impacted by COVID-19 production stoppages)
	ADJUSTED EQUITY INCOME*	**$53M**	$10M	Increase in equity income driven by improved volume and mix in China (Q2 FY20 volume significantly impacted by COVID-19 production stoppages)
	ADJUSTED INTEREST EXPENSE	**$60M**	$50M	In line with company expectations given Adient's debt and cash position
	ADJUSTED EFFECTIVE TAX RATE *	**16.0%**	13.8 %	Q2 FY21 adj. effective tax rate reflects geographic composition of earnings

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

"Adient has a unique opportunity to make a transformational change to its capital structure in 2021. Executing the ~$720M in principal of voluntary debt paydown so far this year, combined with the recent Term Loan B amendment, is a positive step toward that goal."

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

LOOKING FORWARD

Compared with first-half FY21, the company expects its continued business improvement in the second half of the fiscal year will be more than offset by temporary headwinds (supply chain and commodity related), non-repeat of temporary benefits and phasing of normal business drivers (i.e. commercial settlements and engineering spend).

FY21 guidance has been updated to reflect Adient's first-half results, completed portfolio transactions (divestiture of the company's SJA joint venture), executed debt paydown and current market conditions.

- **Consolidated sales** of ~$14.6B to $15.0B (no change)
- **Adj.-EBITDA** of ~$1,000M to $1,100M (no change)
- **Equity income** (including in Adj.-EBITDA) of ~$230M (prior ~$250M)
- **Interest expense** of ~$215M (prior ~$235M)
- **Cash tax** of ~$85M; effective tax rate in the ~mid-20% (previously ~30%; no change to cash taxes)
- **Capital expenditures** between ~$320M - $340M (no change)
- **Free cash flow*** of ~$50M - $150M (prior ~$0 - $100M)

*Includes $30M of deferred non-income tax payments (deferred from FY20 into FY21) and elevated restructuring (~$200M estimated for FY21). Reconciliation of non-GAAP to U.S. GAAP for FY21 guidance not provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Creating
a sustainable future
together

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit **www.adient.com**.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectation for the strategic transactions in China, its deleveraging transactions and the amendment and extension of Adient's term loan credit agreement (collectively, the "Transactions"), timing, benefits and outcomes of the Transactions, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Adient's ability to consummate the Transactions that may yield additional value for shareholders at all or on the same or different terms as those described herein, the timing, benefits and outcomes of the Transactions, the effect of the announcements of the Transactions on Adient's business relationships, operating results and business generally, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transactions, the failure to satisfy conditions to consummation of the Transactions, including the receipt of regulatory approvals (and any conditions, limitations or restrictions placed on these approvals), risks that the Transactions disrupt current plans and operations, including potential disruptions with respect to Adient's employees, vendors, clients and customers as well as management diversion or potential litigation, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of financing, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under the new U.S. presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. presidential administration, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, work stoppages and similar events, global climate change and related emphasis on ESG matters by various stakeholders, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 30, 2020, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020, filed with the SEC on February 5, 2021, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2021	2020
Net sales	$3,819	$3,511
Cost of sales	3,521	3,274
Gross profit	298	237
Selling, general and administrative expenses	148	127
Restructuring and impairment costs	5	52
Equity income (loss)	85	8
Earnings (loss) before interest and income taxes	230	66
Net financing charges	110	50
Other pension expense (income)	(2)	(2)
Income (loss) before income taxes	122	18
Income tax provision (benefit)	28	16
Net income (loss)	94	2
Income attributable to noncontrolling interests	25	21
Net income (loss) attributable to Adient	$69	$(19)

Diluted earnings (loss) per share	$0.72	$(0.20)

Shares outstanding at period end	94.2	93.9
Diluted weighted average shares	96.0	93.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2021	2020
Assets
Cash and cash equivalents	$984	$1,692
Accounts receivable - net	1,757	1,641
Inventories	756	685
Assets held for sale	56	43
Other current assets	537	421
Current assets	4,090	4,482

Property, plant and equipment - net	1,551	1,581
Goodwill	2,059	2,057
Other intangible assets - net	432	443
Investments in partially-owned affiliates	848	707
Assets held for sale	26	27
Other noncurrent assets	969	964
Total assets	$9,975	$10,261

Liabilities and Shareholders' Equity
Short-term debt	$22	$210
Accounts payable and accrued expenses	2,754	2,553
Liabilities held for sale	60	46
Other current liabilities	825	1,010
Current liabilities	3,661	3,819

Long-term debt	3,646	4,097
Other noncurrent liabilities	782	767
Redeemable noncontrolling interests	44	43
Shareholders' equity attributable to Adient	1,489	1,213
Noncontrolling interests	353	322
Total liabilities and shareholders' equity	$9,975	$10,261

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
Operating Activities
Net income (loss) attributable to Adient	$69	$(19)
Income attributable to noncontrolling interests	25	21
Net income (loss)	94	2
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	69	72
Amortization of intangibles	9	10
Pension and postretirement contributions, net	(3)	(14)
Equity in earnings of partially-owned affiliates, net of dividends received	(43)	(1)
Gain on sale of a nonconsolidated partially-owned affiliate	(33)	—
Premium and transaction costs paid on repurchase of debt	46	—
Deferred income taxes	(1)	10
Non-cash restructuring and impairment charges	4	—
Equity-based compensation	13	(3)
Other	9	2
Changes in assets and liabilities:
Receivables	(366)	113
Inventories	(65)	(53)
Other assets	(7)	40
Restructuring reserves	(42)	(15)
Accounts payable and accrued liabilities	219	(199)
Accrued income taxes	6	(20)
Cash provided (used) by operating activities	(91)	(56)
Investing Activities
Capital expenditures	(55)	(94)
Sale of property, plant and equipment	2	4
Settlement of cross-currency interest rate swap	—	10
Receipt of deferred consideration	19	—
Cash provided (used) by investing activities	(34)	(80)
Financing Activities
Increase (decrease) in short-term debt	3	835
Repayment of long-term debt, including premium paid	(687)	(2)
Debt financing costs	(1)	(1)
Dividends paid to noncontrolling interests	(7)	(5)
Other	(2)	(1)
Cash provided (used) by financing activities	(694)	826
Effect of exchange rate changes on cash and cash equivalents	(13)	(15)
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(832)	675
Less: Change in cash classified within current assets held for sale	(4)	—
Increase (decrease) in cash and cash equivalents	$(836)	$675

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended March 31,
(in millions)	2021	2020
Net Sales
Americas	$1,644	$1,641
EMEA	1,636	1,488
Asia	588	444
Eliminations	(49)	(62)
Total net sales	$3,819	$3,511

	Three Months Ended March 31,
(in millions)	2021	2020
Adjusted EBITDA
Americas	$64	106
EMEA	141	62
Asia	121	63
Corporate-related costs (1)	(23)	(20)
Restructuring and impairment costs (2)	(5)	(52)
Purchase accounting amortization (3)	(10)	(11)
Restructuring related charges (4)	(2)	(7)
Gain on sale of interest in a nonconsolidated partially owned affiliate	33	—
Stock based compensation	(13)	3
Depreciation	(69)	(72)
Other items (5)	(7)	(6)
Earnings (loss) before interest and income taxes	230	66
Net financing charges	(110)	(50)
Other pension income (expense)	2	2
Income (loss) before income taxes	$122	$18

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended March 31,
(in millions, except per share data)	2021	2020
Income available to shareholders
Net income (loss) attributable to Adient	$69	$(19)

Weighted average shares outstanding
Basic weighted average shares outstanding	94.2	93.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.8	—
Diluted weighted average shares outstanding	96.0	93.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended March 31, 2020 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended March 31,
	2021			2020
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,819	$—	$3,819	$3,511	$—	$3,511
Cost of sales (6)	3,521	(1)	3,520	3,274	(3)	3,271
Gross profit	298	1	299	237	3	240
Selling, general and administrative expenses (7)	148	(17)	131	127	(19)	108
Restructuring and impairment costs (2)	5	(5)	—	52	(52)	—
Equity income (loss) (8)	85	(32)	53	8	2	10
Earnings (loss) before interest and income taxes (EBIT)	230	(9)	221	66	76	142

Memo accounts:
Depreciation			69			72
Equity based compensation			13			(3)
Adjusted EBITDA			$303			$211

Net financing charges (9)	110	(50)	60	50	—	50
Other pension expense (income)	(2)	—	(2)	(2)	—	(2)
Income (loss) before income taxes	122	41	163	18	76	94
Income tax provision (benefit) (10)	28	(2)	26	16	(3)	13
Net income (loss) attributable to Adient	69	41	110	(19)	77	58
Diluted earnings (loss) per share	0.72	0.43	1.15	(0.20)	0.82	0.62
Diluted weighted average shares	96.0	—	96.0	93.8	0.4	94.2

Appendix

Segment Performance:

	Three months ended March 31, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,644	$1,636	$588	$(49)	$3,819

Adjusted EBITDA	$64	$141	$121	$(23)	$303

Adjusted EBITDA margin	3.9%	8.6%	20.6%	N/A	7.9%

	Three months ended March 31, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,641	$1,488	$444	$(62)	$3,511

Adjusted EBITDA	$106	$62	$63	$(20)	$211

Adjusted EBITDA margin	6.5%	4.2%	14.2%	N/A	6.0%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended March 31,
	2021			2020
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$122	$28	23.0%	$18	$16	88.9%
Adjustments	41	(2)	(4.9)%	76	(3)	(3.9)%
As adjusted	$163	$26	16.0%	$94	$13	13.8%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended March 31,
(in millions)	2021	2020
Net income (loss) attributable to Adient	$69	$(19)
Restructuring and impairment costs	5	52
Purchase accounting amortization	10	11
Restructuring related charges	2	7
Gain on sale of interest in a nonconsolidated partially owned affiliate	(33)	—
Write off of deferred financing charges upon repurchase of debt	10	—
Interest accretion on deferred consideration	(5)	—
Premium paid on repurchase of debt	45	—
Other items (5)	7	6
Impact of adjustments on noncontrolling interests (11)	(2)	(2)
Tax impact of above adjustments and other tax items (10)	2	3
Adjusted net income attributable to Adient	$110	$58

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended March 31,
	2021	2020
Diluted earnings (loss) per share as reported	$0.72	$(0.20)
Restructuring and impairment costs	0.05	0.55
Purchase accounting amortization	0.10	0.12
Restructuring related charges	0.02	0.08
Gain on sale of interest in a nonconsolidated partially owned affiliate	(0.33)	—
Write off of deferred financing charges upon repurchase of debt	0.10	—
Interest accretion on deferred consideration	(0.05)	—
Premium paid on repurchase of debt	0.47	—
Other items (5)	0.07	0.06
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (10)	0.02	0.03
Adjusted net income attributable to Adient	$1.15	$0.62

The following table presents calculations of net debt:

	March 31,	September 30,
(in millions)	2021	2020
Cash and cash equivalents	$984	$1,692
Total short-term and long-term debt	3,668	4,307
Net debt	$2,684	$2,615

Appendix

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,
(in millions)	2021	2020
Cash provided by operating activities	$(91)	$(56)
Capital expenditures	(55)	$(94)
Free cash flow	$(146)	$(150)

The following table reconciles adjusted EBITDA to free cash flow:

	FY21		FY20
(in millions)	Q2	YTD	Q2	YTD
Adjusted EBITDA	$303	$681	$211	$508
(+/-) Net equity in earnings	(45)	(138)	(3)	(110)
(-) Restructuring (cash)	(45)	(100)	(20)	(40)
(+/-) Net customer tooling	8	—	(8)	(2)
(+/-) Trade working capital (Net AR/AP + Inventory)	(153)	97	(103)	99
(+/-) Accrued compensation	27	8	(23)	(84)
(-) Interest paid	(70)	(136)	(56)	(105)
(+/-) Tax refund/taxes paid	(20)	(32)	(26)	(55)
(+/-) Non-income related taxes (VAT)	(11)	(78)	1	—
(+/-) Commercial settlements	(70)	(79)	(21)	(2)
(+/-) Other	(15)	(83)	(8)	(26)
Operating cash flow	(91)	140	(56)	183
Capital expenditures	(55)	(126)	(94)	(185)
Free cash flow	$(146)	$14	$(150)	$(2)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended March 31,
(in millions)	2021	2020
Restructuring charges	$(3)	$(52)
Held for sale asset adjustments	(2)	—
	$(5)	$(52)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2021	2020
Transaction costs	$(7)	$(6)

(6) The adjustments to cost of sales include:

	Three Months Ended March 31,
(in millions)	2021	2020
Restructuring related charges	$(1)	$(3)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended March 31,
(in millions)	2021	2020
Purchase accounting amortization	$(9)	$(10)
Transaction costs	(7)	(6)
Restructuring related charges	(1)	(3)
	$(17)	$(19)

(8) The adjustments to equity income include:

Appendix

	Three Months Ended March 31,
(in millions)	2021	2020
Gain on sale of interest in a nonconsolidated partially owned affiliate	$(33)	$—
Restructuring related charges	—	1
Purchase accounting amortization	1	1
	$(32)	$2

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended March 31,
(in millions)	2021	2020
Premium paid on repurchase of debt	$(45)	$—
Write off of deferred financing charges upon repurchase of debt	(10)	—
Interest accretion on deferred consideration	5	—
	$(50)	$—

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended March 31,
(in millions)	2021	2020
Benefits associated with restructuring and impairment charges	$(1)	$—
Gain on sale of interest in a nonconsolidated partially owned affiliate	5	—
Tax rate change	—	(1)
Other reconciling items	(2)	4
	$2	$3

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.